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                                                                   EXHIBIT 10.82

                              AMENDED AND RESTATED

                         EXECUTIVE EMPLOYMENT AGREEMENT

      THIS AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") effective as of the 1st day of January, 2002, between RailAmerica, Inc., a Delaware corporation (the "Company"), having an office at Boca Raton, Florida, and Gary O. Marino (the "Executive"). This Agreement supercedes and replaces that certain Executive Employment Agreement made effective as of January 1, 2000 by and between the Company and the Executive (the "Prior Agreement"), in its entirety. As of the effective date of this Agreement, the Prior Agreement shall have no force or effect.

      WHEREAS, the Company believes it is in the best interests of the Company and its subsidiaries and affiliates (collectively, the "Consolidated Group") to continue to employ the Executive, and the Executive desires to continue to be employed by the Company; and

      WHEREAS, the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") has approved of the terms of this Agreement as of the date set forth above; and

      WHEREAS, the Company and the Executive desire to set forth the terms and conditions on which the Executive shall be employed by the Company and provide his services to the Consolidated Group.

      NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

      1. Employment. The Company hereby employs Executive, and Executive hereby accepts such employment, all upon the terms and conditions hereinafter set forth,

      2. Term. Unless sooner terminated pursuant to the provisions of this Agreement, the initial term of employment under this Agreement shall be for a period commencing as of January 1, 2002 and ending December 31, 2004 (the "Employment Period"). The Employment Period shall be extended automatically for one (1) year periods after the initial term under this Agreement and after the end of each one-year period thereafter, so that there shall be successive one-year terms of employment under this Agreement commencing on January 1, 2005, unless the Company or the Executive gives written notice of non-extension to the other party not less than three hundred sixty-five (365) days prior to the end of the Employment Period. References herein to the "Employment Period" shall refer to both the initial term and each successive one-year term for which this Agreement is extended.

      3. Base Salary. The Executive shall be entitled to receive a base salary from the Company during the Employment Period (the "Base Salary") at the rate of Seven Hundred Fifty Thousand Dollars ($750,000) per annum. The Base Salary shall be payable in accordance with the current normal payroll policies of the Company, which policies may be changed by the Company from time to time in its sole discretion, and shall be subject to all appropriate
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withholding taxes. Effective each January 1 during the Employment Period, commencing with January 1, 2001, the Base Salary shall be increased by such percentage as corresponds to any annual percentage increase in the consumer price index reported in "U.S. City Average: All Items," under the table entitled "Consumer Price Index for All Urban Consumers" (1967 equals 100), as published by the U.S. Department of Labor, Bureau of Labor Statistics (the "Index"), calculated by multiplying the Base Salary for the immediately preceding year by a fraction, the numerator of which is the Index number for October 1 of such immediately preceding year, and the denominator of which is the Index number for October 1 of the next preceding year. In addition to any annual increases in the Base Salary as a result of changes in the Index, the Base Salary shall be subject to annual reviews and upward adjustments, effective each January 1 during the Employment Period, commencing with January 1, 2003, in the sole discretion of the Committee. The Committee shall meet and determine the upward adjustment, if any, to the Base Salary no later than the December 15 immediately preceding each January 1 during the Employment Period. An adjustment to the Base Salary shall not be deemed a modification, amendment or waiver of this Agreement except as the term "Base Salary" is used in this Agreement; all other provisions of this Agreement shall, in that case, remain in full force and effect.

      4. General Bonuses. The Executive shall participate, with respect to each full fiscal year during the Employment Period, in the Company's Management Incentive Plan (the "MIP"), which shall remain in effect during the entire Employment Period, subject to such amendments, modifications, supplements or other changes as shall be determined at any time, or from time to time, by the Committee.

      5. Option Grants. Pursuant to the Prior Agreement, the Company granted the Executive options to purchase five hundred thousand (500,000) shares of Common Stock, exercisable at $9.00 per share in three equal increments on January 1, 2000, January 1, 2001, and January 1, 2002. Nothing in this Agreement shall in any way diminish the Executive's rights under any option agreement between the Company and the Executive effecting that or any other option grant previously made to the Executive.

      6. Other Bonus or Incentive Payments. The Executive shall, at all times during the Employment Period, be eligible to receive, in addition to the Base Salary, bonuses and other benefits provided for hereunder, additional bonuses, stock options or grants, stock appreciation rights or other incentive payments to be determined as to the amount and time of payment by the Committee.

      7. Benefits.

            (a) Vacation. For each twelve-month period from January 1 to December 31 during the Employment Period, the Executive shall be entitled to five (5) weeks of vacation without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of the Consolidated Group may permit. Vacation may be carried over from year-to-year, if the affairs of the Consolidated Group do not permit it to be taken. Vacation entitlement unused at the end of the Employment Period shall expire.


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            (b) Executive Benefit Programs. Without limiting the compensation or other benefits to which the Executive may be entitled pursuant to any other provision of this Agreement, during the Employment Period the Executive shall be entitled to participate in any pension, retirement, insurance or other employee benefit plan that is maintained at that time by the Company for its employees generally, including, without limitation, programs of life, disability, basic medical and dental and supplemental medical and dental insurance. The Executive shall be entitled to the benefits under this Section on terms at least as favorable as those granted to other employees of the Consolidated Group. Notwithstanding the foregoing, during the Employment Period the Executive shall at all times be entitled to the following minimum benefits:

                  (i) Medical and dental insurance for himself and his family, including supplemental coverage for any co-payments and deductibles; provided, however, that the annual premiums, fees and other costs paid by the Company for such insurance for the Executive and his family shall not exceed Fifteen Thousand Dollars ($15,000.00);

                  (ii) Long-term disability insurance for himself; provided, however, that the annual premiums, fees and other costs paid by the Company for such insurance for the Executive shall not exceed Twenty Thousand Dollars ($20,000.00), it being the intent of the parties that the Executive's long-term disability benefits approximate sixty-seven percent (67%) of the then-current Base Salary at all times during the Employment Period if such long-term disability insurance in such amount is then reasonably available for an annual premium, fees and other costs paid by the Company not to exceed Twenty Thousand Dollars ($20,000.00).

                  (iii) Term life insurance on the life of the Executive in the benefit amount of Three Million Dollars ($3,000,000.00), with the beneficiaries thereof designated by the Executive; provided that in no event shall the annual premium for such term life insurance exceed Twenty Thousand Dollars ($20,000);

                  (iv) Directors' and Officers' Liability Insurance, if reasonably available, provided that the terms and amounts of such insurance shall be subject to approval by the Board;

                  (v) Indemnification by the Company to the fullest extent permitted by law;

                  (vi) Advancement or reimbursement of funds for all reasonable travel, entertainment and miscellaneous expenses incurred by the Executive in connection with the performance of his duties under this Agreement; provided, however, that the Executive properly accounts for such expenses to the Company in accordance with the Company's practices; and

                  (vii) An annual allowance of $35,000, fully grossed-up for applicable taxes imposed on the Executive as a result of receiving the benefit provided in this Section 7(b)(vii), in lieu of such benefits including, but not limited to, automobile expenses, country club memberships, and financial and estate planning. The allowance shall accrue to the Executive in twelve (12) equal monthly installments, on the first day of each calendar month. The Executive shall not be required to account to the Company for any expenses relating to this allowance.


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                  (viii) The Executive shall receive an amount equal to not less than 10% of his Base Salary as deferred compensation under that certain Nonqualified Deferred Compensation Agreement dated as of January 3, 1997 between the Executive and the Company, or alternatively, under such other plans or agreements as the Company and the Executive may agree upon from time to time.

      8. Duties. During the Employment Period:

            (a) The Executive agrees to serve as Chief Executive Officer and President of the Company, and to serve in such other positions with the Company and the other members of the Consolidated Group with such other titles as the Board may from time to time determine. The Executive shall exercise such powers and comply with and perform such directions and duties in relation to the business and affairs of the Consolidated Group as may from time to time be vested in or requested by the Board and shall use his best efforts to improve and extend the businesses of the Consolidated Group. The Executive shall at all times report to, and his activities shall at all times be subject to the direction and control of, the Board.

            (b) The Executive shall devote all of his business and professional time, energy and skill to the service of the Consolidated Group and the promotion of its interests and shall use his best efforts in the performance of his duties hereunder. Subject to the restrictions of Section 12, the Executive may, however, devote an appropriate amount of time to directorships in other profit and non-profit corporations, participation in professional organizations, management of purely passive personal and family investments (including, without limitation, in the capacity of a trustee, executor or guardian for family members) and participation in community, civic and charitable activities; provided, however, that these matters and the amount of time devoted to them shall not conflict with or impair the Executive's performance of his duties to the Consolidated Group in any material way and shall not in the aggregate, on average, involve more than five (5) hours of the Executive's time per week. The Executive agrees to abide by all By-laws, rules and regulations established from time to time by the Company, a majority of its shareholders and/or the Board; and all commissions, fees or other income earned and received by the Executive, in furtherance of the business of the Consolidated Group, from any person other than the Company shall be accepted by the Executive for the account of the Company.

      9. Confidentiality.

            (a) General. In the course of the Executive's relationship with the Consolidated Group, some or all of the members of the Consolidated Group have disclosed or made known, or may disclose or make known, to the Executive, and the Executive has been or may be given access to or may become acquainted with, certain information, trade secrets or both, relating to or useful in one or more of the businesses of the Consolidated Group (collectively "Information"), and which the Company considers proprietary and desires to maintain confidential.

      As a material inducement to the Company to enter into this Agreement, the Executive covenants and agrees that, during the Employment Period and at all times thereafter, the Executive shall not in any manner, either directly or indirectly, divulge, disclose or communicate


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to any person or entity, except to or for the benefit of the Consolidated Group or as directed by the Board, any of the Information which he may have acquired in the course of or as an incident to his relationship with any member of the Consolidated Group, including, without limitation, pursuant to his employment hereunder, the parties agreeing that such Information affects the successful and effective conduct of the businesses of the Consolidated Group and its goodwill, and that any breach of the terms of this Section is a material breach of this Agreement. All equipment, documents, memoranda, reports, records, computer software, disks, tapes, other means of electronic data storage, files, materials, samples, books, correspondence, lists, other written and graphic records and the like (collectively, the "Materials"), affecting or relating to one or more of the businesses of the Consolidated Group, which the Executive shall prepare, use, construct, observe, possess or control shall be and remain the sole property of the Consolidated Group and/or in its exclusive custody and control, and must not be removed from the premises of a member of the Consolidated Group or given to any person or entity except for the benefit of the Consolidated Group or as directed by the Board. Promptly upon termination of the Employment Period for any reason, the Materials, Information and all copies thereof in the custody or control of the Executive shall be delivered promptly to the Company.

            (b) Survival. The provisions of this Section 9 shall survive the termination or expiration of this Agreement, as applicable.

      10. Change in Control. A separate Change in Control Severance Agreement between the Executive and the Company has been entered into effective as of the 20th day of June, 2000, as amended. That agreement, as amended and/or restated from time to time, shall govern in the event a Change in Control (as defined in that agreement) occurs.

      11. Termination of Employment Period.

            (a) Termination for Judicially-Determined Cause. The Board may terminate the Employment Period pursuant to the terms of this Section 11(a) for cause at any time by giving written notice to the Executive. Such termination shall become effective upon the giving of such notice, except that termination based upon Section 11(a)(iv) below shall not become effective unless the Executive shall fail to correct such breach within thirty (30) days after receipt of written notice thereof as provided in the preceding sentence. Upon any such termination for cause the Executive shall have no right to the Base Salary, bonuses or other payments under Sections 3, 4, 5, or 6, or to participate in any employee benefit programs under Section 7, as of the effective date of termination. For purposes of this Agreement, "cause" shall mean: (i) the Executive is convicted of a felony; (ii) a determination is made by an arbitrator pursuant to Section 20 hereof that the Executive, in carrying out his duties hereunder, has exhibited willful gross negligence or willful gross misconduct resulting, in either case, in material harm to any member of the Consolidated Group; (iii) the Executive is convicted of misappropriating Consolidated Group assets or convicted of otherwise defrauding the Consolidated Group; or (iv) a determination is made by an arbitrator pursuant to Section 20 hereof that the Executive has materially breached any provision of Section 8, 9, or 12 resulting in material harm to any member of the Consolidated Group.

            (b) Other "For Cause" Termination.


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                  (i) The Board may terminate the Employment Period pursuant to the terms of this Section 11(b) for cause if, as a result of the Executive's willful personal dishonesty, gross misconduct, breach of fiduciary duty involving personal profit, gross negligence or failure to perform his duties as set forth in Section 8, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of any provision of this Agreement, there is material harm to any member of the Consolidated Group. For purposes of this Section 11(b), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Consolidated Group; provided, however, that any act or omission to act on the Executive's part in reliance upon an opinion of counsel to the Company or at the direction of the Board shall not be deemed to be willful. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for cause under this Section 11(b) unless and until there shall have been delivered to him a copy of a certification by the Board finding, after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard by the Board, that, in the good faith opinion of the Board, the Executive was guilty of conduct which is deemed to be cause within the meaning of this Section 11(b)(i) and specifying the particulars thereof in detail. In the event that the Board delivers such a certification of termination to the Executive under this Section 11(b)(i), and the Executive does not elect to challenge such termination in accordance with
Section 11(b)(ii), the Employment Period shall terminate twenty-one (21) days after the Executive receives such certification.

                  (ii) The Executive may elect to challenge any termination for cause by the Company of the Employment Period under Section 11(b)(i) by providing written notice of such election to the Company within twenty-one (21) days after the Executive receives the certification of termination. Any such challenge shall be determined by arbitration to be conducted in Palm Beach County, Florida, in accordance with the provisions of Section 20 hereof. The decision of the arbitrator(s) (the "Arbitration Decision") shall be considered final and binding on the parties. In the event the Executive challenges his termination for cause, pending the Arbitration Decision the Executive shall continue to be paid the Base Salary under Section 3, continue to be paid any bonuses under Sections 4 or 6, and continue to participate in any employee benefit programs under Section 7 that were being paid or provided immediately prior to the Board's certification of termination, but the Executive shall not be required to perform any duties pursuant to Section 8 or to otherwise report for work to the Company. If the Arbitration Decision determines that the Executive was properly terminated for cause, the Executive shall have no further rights from the date of such Arbitration Decision to Base Salary, to any bonuses under Section 4 or 6, or to participate in any employee benefit programs under
Section 7, and the Employment Period shall be considered to have terminated for purposes of the non-compete and non-solicit provisions of Section 12 as of the date of the Arbitration Decision. If the Arbitration Decision determines that the Executive was improperly terminated for cause, then the Employment Period shall be deemed to have been terminated without cause under Section 11(e) as of the date on which the Executive received the certification of termination, and the Executive shall be entitled to the remedies provided pursuant to that Section and shall not thereafter be subject to the non-compete and non-solicit provisions of Section 12.

            (c) Death or Disability. The Employment Period shall terminate upon the death or disability of the Executive. For purposes of this Section 11(c), "disability" shall mean that, for a period of six (6) months in any twelve-month period, the Executive is incapable of


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substantially fulfilling the duties set forth in Section 8 because of physical, mental or emotional incapacity resulting from injury, sickness or disease as determined by an independent physician mutually acceptable to the Board and the Executive. Upon any such termination for death or disability, the Company shall pay the Executive or his legal representative, as the case may be, the Base Salary under Section 3 through the date of such termination of the Employment Period, plus any bonus earned but not yet paid under the MIP, any other bonus or incentive payments earned but not yet paid under any other bonus or incentive plan under Section 6 and any benefits under Section 7 which have accrued through such date. In addition, in the case of termination for disability, the Company shall continue to pay the Executive or his legal representative, as the case may be, the Base Salary under Section 3 until the Executive begins to receive payments under the long-term disability policy paid for by the Company pursuant to Section 7(b)(ii); provided, however, that, in no event, shall the Company continue to pay the Base Salary for more than ninety (90) days after the date of such termination for disability. Lastly, for a period of eighteen (18) months after the date of termination for death or disability, the Company shall continue to provide medical and dental insurance coverage to the Executive and his family in the form or forms provided under Section 7(b) immediately prior to the date of such termination.

            (d) Voluntary Termination.

                  (i) The Executive may, on not less than one hundred eighty
(180) days prior written notice to the Company specifically setting forth the effective date thereof, terminate the Employment Period prior to the end of the initial term or any successive term of the Employment Period under Section 2. Upon any such termination, the Company shall pay the Executive the Base Salary under Section 3 through the effective date of such termination of the Employment Period, plus any bonus earned but not yet paid under the MIP, any other bonus or incentive payments earned but not yet paid under any other bonus or incentive plan under Section 6 and any benefits under Section 7 which have accrued through such date.

                  (ii) The Executive may, at any time, terminate the Employment Period for Good Reason. For purposes of this Agreement, "Good Reason" means the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 8(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; any failure by the Company to comply with any of the provisions of this Agreement relating to the Executive's compensation, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; the Company's requiring the Executive to be based permanently at any office or location more than 50 miles from the office maintained by the Company at Boca Raton, Florida as of the effective date of this Agreement, except for travel reasonably required in the performance of the Executive's responsibilities consistent with practices in effect prior to the effective date of this Agreement; any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or any other occurrence or action by the Company which materially and adversely affects the Executive's working conditions or employment with the Company. Good Reason shall not, however, mean the


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election by either the Company or the Executive not to renew the term of the
Employment Period under Section 2 herof. In the event of a voluntary termination by the Executive for Good Reason, the Executive shall receive the following benefits (collectively, the "Severance Benefits"):

                  1. The Executive shall receive the Base Salary under Section 3 through the date of the termination of his employment, plus any bonus earned but not yet paid under the MIP, any other bonus or incentive payments earned but not yet paid under any other bonus or incentive plan under Section 6, and any benefits under Section 7 which have accrued through such date of termination;

                  2. The Executive shall continue to receive the Base Salary provided under Section 3 hereof and the benefits provided under Section 7 hereof, payable in the time and manner specified under those Sections, for the greater of (A) the remainder of the Employment Period as if a termination had not occurred, or (B) twenty-four months;

                  3. The Executive shall receive a prorated portion of the individual Performance Awards payable to him under the Company's Long Term Incentive Program, as amended from time to time (the "LTIP"), for each Performance Period under the LTIP which has begun but has not yet ended as of the date of termination of his employment, any provision in the LTIP to the contrary notwithstanding, calculated as if the Executive's actual employment with the Company had continued through the date which is the later of (A) the expiration of the Employment Period as if a termination had not occurred, or (B) twenty-four months from the date of the termination. The payments for each such Performance Period shall be calculated pursuant to the formula provided in
Section 5.6 of the LTIP, and shall be paid to the Executive in the time and manner specified in Section 5.10 of the LTIP;

                  4. The Executive shall receive a prorated portion of the benefits payable to him under the MIP, any provision in the MIP to the contrary notwithstanding, calculated as if the Executive's actual employment with the Company had continued through the date which is the later of (A) the expiration of the Employment Period as if a termination had not occurred, or (B) twenty-four months from the date of the termination. The payment shall be calculated using the Executive's Base Salary as of the date of termination, and the Target % applicable under the MIP as of the date of termination, without regard to any changes to the MIP or the formula used to calculate bonuses thereunder made after the date of termination. For purposes of the calculation, the Percent Accomplishment under the MIP shall be considered to have been 100%. Payment shall be made in the time and manner customary under the MIP as of the date of termination; and

                  5. Any stock options granted to the Executive by the Company which are outstanding as of the date of termination shall immediately become vested in the Executive.

            (e) Termination Without Cause.If the Employment Period is terminated by the Company other than pursuant to Section 11(a), 11(b) or 11(c), the Executive shall be entitled to receive the Severance Benefits provided in
Section 11(d)(ii) above.

            (f) Failure to Extend The Employment Period.

                  (i) If the Company elects not to extend the term of the Employment Period as provided under Section 2 of this Agreement without cause, or if the Executive elects


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not to extend the term of the Employment Period under Section 2 hereof for Good
Reason, and the Executive remains employed with the Company through the expiration of the term of the Employment Period, the Executive shall be entitled to receive the Severance Benefits provided in Section 11(d)(ii) above, except that the benefits payable under Section 11(d)(ii)(2) shall only extend for a period of six months after the expiration of the Employment Period, and the benefits payable under Sections 11(d)(ii)(3) and 11(d)(ii)(4) shall be calculated as if the Executive's employment had continued for six months after the expiration of the Employment Period.

                  (ii) If the Company elects not to extend the term of the Employment Period as provided under Section 2 of this Agreement without cause, or if the Executive elects not to extend the term of the Employment Period under
Section 2 hereof for Good Reason, and the Employment Period is terminated prior to the expiration of its term, the Executive's right to benefits, if any, shall be governed by the relevant provisions of this Section 11 based upon the reason for such termination of the Employment Period.

            (g) Survival. The provisions of this Section 11 shall survive the termination or expiration of this Agreement, as applicable.

      12. Non-Competition and Non-Solicitation.

            (a) General. The Executive acknowledges that he has performed services or will perform services hereunder, and will acquire Information and access to Materials, that will directly affect the businesses of the Consolidated Group. Accordingly, the parties deem it necessary to provide protective non-competition and non-solicitation provisions in this Agreement.

            (b) Non-Compete and Non-Solicit. The Executive agrees with the Company that, during the term set forth in Section 12(c), without the prior written consent of the Board:

                  (i) The Executive shall not, directly or indirectly, perform any services or duties in any capacity, whether as a consultant, independent contractor, agent, director, officer, manager, supervisor or employee, for any person or entity engaged in any business in the United States that was engaged in by any member of the Consolidated Group at any time during the Employment Period; provided, however, that, for purposes of this Section 12(b)(i), (A) in no event shall a purely passive personal or family investment of less than five percent (5%) of the equity of any entity, without more, be construed as the performance of duties or services for such entity; (B) a business which is first engaged in by the Consolidated Group after the execution of this Agreement shall be considered to be a business that was engaged in during the Employment Period by the Consolidated Group only if and to the extent that the Executive agrees in writing at the time of the Consolidated Group's commencement or acquisition of such business that it will be so considered; and (C) after the termination of the Employment Period, the Executive may become involved with a short-line freight railroad, if such railroad does not operate track within fifty (50) miles of track operated by any member of the Consolidated Group.

                  (ii) The Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, employ or attempt to


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employ or enter into any contractual arrangement with, any employee or former employee of any member of the Consolidated Group (whether or not such employment is full-time or part-time or pursuant to a written contract), other than his personal secretary, unless such employee or former employee has not been employed by any member of the Consolidated Group for a period in excess of six months.

            (c) Term. The covenants of the Executive set forth in Section 12(b) shall apply at all times (i) during the Employment Period, including any period for which the Executive is receiving the Base Salary and benefits pending an Arbitration Decision pursuant to Section 11(b), and (ii) in the event of termination of the Employment Period pursuant to Section 11(a), 11(b) or 11(d)(i), or an election by the Company not to extend the Employment Period pursuant to Section 2 for cause, or an election by the Executive not to extend the Employment Period pursuant to Section 2 other than for good reason, for a period of twelve (12) months after termination of the Employment Period.

      13. Injunctive Relief.

            (a) General. The covenants of the Executive set forth in Sections 9 and 12 are separate and independent covenants, for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are hereby acknowledged by the Executive, and which have been made by the Executive to induce the Company to enter into this Agreement. Each of the aforesaid covenants may be availed of, or relied upon, by the Company in any court of competent jurisdiction for the basis of injunctive relief, as permitted under Section 20 hereof. The covenants of the Executive set forth in Sections 9 and 12 are cumulative to each other and to all other covenants of the Executive in favor of the Company contained in this Agreement. Should any covenant, term or condition in Section 9 or 12 become or be declared invalid or unenforceable then the parties request that such unenforceable provision be modified consistent with the intent of Sections 9 and 12 so that it shall be enforceable as modified.

            (b) Survival. The provisions of this Section 11 shall survive the termination or expiration of this Agreement, as applicable.

      14. Entire Agreement. This Agreement, the Stock Option Agreement and the other documents, plans and instruments contemplated herein represent the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all other negotiations, understandings and representations, if any, made by and between such parties.

      15. Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

      16. Assignments. The Executive shall not assign his rights and/or obligations hereunder. The Company may assign its rights and/or obligations hereunder to any person or entity which purchases all or substantially all of the assets of the Consolidated Group, subject to the Executive's termination rights under the Change in Control Severance Agreement.


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      17. Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

      18. Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

If to the Executive:

Gary O. Marino
3735 Devon Court South
Boca Raton, Florida 33496

      and

5100 Broken Sound Blvd., N.W.
Boca Raton, Florida 33487

If to the Company:                                 With a copy to:
RailAmerica, Inc.                                  RailAmerica, Inc.
5100 Broken Sound Blvd., N.W.                      5100 Broken Sound Blvd., N.W.
Boca Raton, Florida 33487                          Boca Raton, Florida 33487
Attention: Chairman, Compensation Committee        Attention: General Counsel

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered on the date delivered if by personal delivery, or on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

      19. Waivers. The failure or delay of any party at any time to require performance by the other party of any provision of this Agreement shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

      20. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Palm Beach County, Florida, in accordance with the Employment Dispute Arbitration Procedure established by CPR (formerly known as the Center for Public Resources) for mandatory binding arbitration, except to the extent that the procedures outlined below differ from such rules. The cost and expenses of the arbitration and of enforcement of any award in any court shall be borne by the non-prevailing party. If advances are required, each party will advance one-half of the estimated fees and expenses of the arbitrators. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Although arbitration is contemplated to resolve disputes hereunder, either party may proceed to court to obtain an injunction to protect its rights hereunder, the parties agreeing that either could suffer irreparable harm by reason of any breach of this Agreement. Pursuit of an injunction shall not impair arbitration on all remaining issues.

      21. Jurisdiction and Venue. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement which is expressly permitted by the terms of this Agreement to be brought in a court of law, may be brought in the courts of record of the State of Florida in Palm Beach County or the court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which it or he may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court papers may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in such courts.

      22. Enforcement Costs. If any legal action, arbitration or other proceeding permitted by the provisions of this Agreement to be brought is actually brought for the enforcement of this Agreement, or because of any dispute arising out of this Agreement, the ultimately successful or prevailing party shall be entitled to recover reasonable attorneys' fees, costs and other expenses, even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action, arbitration or other proceeding, in addition to any other relief to which such party may be entitled.

      23. Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

      24. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without regard to principles of conflicts of laws.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EXECUTIVE                               RAILAMERICA, INC.


   /s/ Gary O Marino                    By: /s/ Ferd C. Meyer
-----------------------------------         ------------------------------------
Gary O. Marino                              Name: Ferd. C. Meyer
                                            Title: Chairman of Compensation
                                            Committee


/s/ Donald D. Redfearn                  /s/ Charles Swinburn
-----------------------------------     ----------------------------------------
Witness                                 Witness


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